Exhibit 10.1
JETBLUE AIRWAYS CORPORATION
2020 OMNIBUS EQUITY INCENTIVE PLAN
Notice of Performance Stock Unit Grant

Participant:
Company:	JetBlue Airways Corporation
Notice:
You have been granted the following Performance Stock Units in accordance with the terms of this notice, the Performance Stock Unit Award Agreement attached hereto as Attachment A (such notice and agreement, collectively, this “Agreement”) and the Plan identified below.

Type of Award:
Other Stock-Based Awards, referred to herein as “PSUs” or a “PSU”. Each PSU is an unfunded and unsecured obligation of the Company to deliver one Share or the cash equivalent thereof in an amount and determined in accordance with this Agreement, and is subject to the terms and conditions of this Agreement and those of the Plan.

Performance Goals:	As detailed on Exhibit A of the Performance Stock Unit Award Agreement.
Performance Period:
Plan:	JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan.
Grant Date:
Target Number of PSUs:
Acknowledgment and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

Attachment A
JETBLUE AIRWAYS CORPORATION
2020 OMNIBUS EQUITY INCENTIVE PLAN
Performance Stock Unit Award Agreement
This Performance Stock Unit Award Agreement, dated as of the Grant Date set forth in the Notice of Performance Stock Unit Grant to which this Performance Stock Unit Award Agreement is attached (the “Grant Notice”), is made between JetBlue Airways Corporation and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Performance Stock Unit Award Agreement.
1.Definitions. Capitalized terms used but not defined in the Agreement have the meaning set forth in the Plan. For purposes of this Agreement, the following terms have the following meanings:
a.“Disability” means long-term disability within the meaning of the Company’s long-term disability plan in which the Participant then participates, or, if there is no such plan, as determined by the Committee in good faith.
b.“Retirement” means voluntary Termination of Service by the Participant on or after the date on which the sum of the Participant’s age and years of service as an employee of the Company and its affiliated companies is at least sixty-five (65); provided, however, that the Participant has both (i) attained the age of fifty-five (55), and (ii) completed ten (10) years of service as an employee of the Company and its affiliated companies.
2.Grant of PSUs. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the Target Number of PSUs set forth in the Grant Notice.
3.Earned PSUs. Subject to Section 4 below, the final number of total PSUs earned will be determined and become earned when the Committee determines and certifies the achievement of the Performance Goals approved by the Committee as set forth in Exhibit A. To the extent that the PSUs do not become earned pursuant to this Section 3, such PSUs shall be forfeited and canceled for no consideration.
4.Termination of Service. Upon the Participant’s Termination of Service, any PSUs that have not been settled in accordance with this Agreement prior to the date of such Termination of Service shall be immediately and unconditionally forfeited and canceled for no consideration, without any action required by the Participant or the Company, except as follows:
a.Disability, Death, Retirement. Upon Termination of Service due to the Participant’s (A) Disability, (B) death or (C) Retirement, the PSUs shall be eligible to become earned after such death, Disability or Retirement, and be settled in Shares or paid in cash, subject to the same terms and conditions had the Participant not incurred such Termination of Service, provided that such distribution or payment shall be pro-rated, as determined by the following formula: (x) the number of PSUs that would have been earned hereunder based on actual performance through the end of the Performance Period multiplied by (y) a fraction, the numerator of which is the number of days from the date of the commencement of the Performance Period through the date of such Termination of Service and the denominator of which is 1,095 (such product of (x) and (y) shall be rounded down to the nearest whole PSU). The settlement or payment referenced in this Section (4)(a) shall be made reasonably promptly following the Committee's certification of the performance for the Performance Period, but in all cases during the calendar year following the last day of the Performance Period.
b.Termination of Service by Participant Other Than Due to Retirement or by Company Without Cause. Upon Termination of Service (A) by the Participant other than due to Retirement or (B) by the Company for reasons other than Cause, the Committee, in its sole discretion, may (but is not obligated to) determine that the PSUs shall be eligible to become earned (in whole or in part) and be settled in Shares or paid in cash subject to the same terms and conditions had the Participant not incurred such Termination of Service, provided that such settlement or payment shall be pro-rated, as determined by the following formula: (x) the number of PSUs that would have been earned hereunder based on actual performance through the end of the Performance Period multiplied by (y) a fraction, the numerator of which is the number of days from the date of the commencement of the Performance Period through the date of such Termination of Service and the denominator of which is 1,095 (such product of (x) and (y) shall be rounded down to the nearest whole PSU). The settlement or payment referenced in this Section 4(b) shall be made reasonably promptly following the Committee's certification of the performance for the Performance Period, but in all cases during the calendar year following the last day of the Performance Period.
c.No Acceleration. For the avoidance of doubt, any settlement or payment pursuant to Section 4(a) or 4(b) shall, under no circumstance, be accelerated at the time of any Termination of Service described in such Sections, but instead may only be settled or paid following the conclusion of the Performance Period, within the periods specified in Sections 4(a) (and (b).
5.Settlement of Earned PSUs. Any payment due in respect of the Award, other than a payment pursuant to Section 4(a) or 4(b), the timing of which shall be covered by such sections, shall be paid as soon as reasonably practicable following completion of all determinations and certifications by the Committee, but in all cases during the calendar year following the last day of the Performance Period. All payments hereunder shall be subject to satisfaction of applicable tax withholding obligations in accordance with Section 7 below. The Company shall cause to be delivered to the Participant, without charge, one Share for each such earned PSU; provided, however, that the Committee may, in its discretion, elect to cause the payment to be made in cash, or part cash and part Shares, in lieu of delivering only Shares in respect of such earned PSUs. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the date of such payment, less applicable taxes in accordance with Section 7.
6.Change in Control. The grant awarded under this Performance Stock Unit Award Agreement is subject to the provisions of Section 13 of the Plan; provided, that any amounts otherwise payable under this Section 6 that constitute a “deferral of compensation” under Code Section 409A shall instead be paid at the time specified in Section 5 as if such Change in Control or any subsequent termination from employment had not occurred.
7.Taxes. Delivery of the Shares underlying the earned PSUs upon settlement is subject to the Participant satisfying all applicable federal, state, local and foreign taxes (including the

Participant’s FICA obligation). The Company shall have the power and the right to (i) deduct or withhold from any Shares or amounts of cash otherwise deliverable or payable to the Participant pursuant to the PSUs or otherwise (provided, however, that the amount of any Shares or cash so withheld shall not exceed the maximum statutory tax rate in the Participant’s relevant jurisdiction, based on the applicable rates of the relevant tax authorities (e.g., federal, state, local), including the participant’s share of payroll or similar taxes, and there is an applicable statutory tax withholding requirement), or (ii) require the Participant to remit to the Company, an amount in cash, in each case, sufficient to satisfy all such applicable taxes, pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the delivery date, as applicable. The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with the Plan. Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility.
8.No Rights as a Shareholder Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the PSUs, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
9.Transferability. The PSUs shall not be transferable otherwise than by will or the laws of descent and distribution.
10.No Right to Continued Employment. Neither the PSUs nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to the PSUs shall be earned only by continuing as an employee of the Company or an Affiliate at the will of the Company, or such Affiliate and satisfaction of other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the PSUs hereunder.
11.The Plan; Entire Agreement. By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties, with respect to the subject matter hereof. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s equity plan administrator portal. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 14 hereof.
12.Compliance with Laws and Regulations.
a.The PSUs and the obligation of the Company to deliver any Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates or other indication of ownership for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates or other indication of ownership for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
b.It is intended that any Shares hereunder shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell such Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the sale, disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.
c.If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the Shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
13.Clawback Policy. By accepting the PSUs, the Participant acknowledges that the PSUs covered by this Agreement shall be subject to Section 15.6 of the Plan and the Company’s Policy for Recovery of Erroneously Awarded Compensation (as may be amended or superseded from time to time), or any similar policy or provision applicable to a Participant that has been or may be adopted from time to time.
14.Notices. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, Attention: General Counsel, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.
15.Other Plans. The Participant acknowledges that any income derived from the PSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.
16.Section 409A. This Agreement and any payment or delivery of Shares under this Agreement are intended to be exempt from or to comply with Code Section 409A and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment in cash or delivery of Shares to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a Termination of Service hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment or delivery of Shares hereunder that constitutes a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service. Notwithstanding any other provision of this Agreement, in no event shall the Company, any of its affiliates or any of its or their directors, officers, employees or independent contractors have any liability to the Participant as a result of the failure of this Agreement to comply with Code Section 409A.
17.Electronic Delivery and Signatures. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs, this Agreement or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this Agreement), the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

Exhibit A
Performance Goals